*NEW ISSUE* $1.455BLN HONDA AUTO 2008-1

HAROT <MTGE> <GO>

JOINT LEADS/BOOKS: Barclays / Citi

100% POT
CO-MANAGERS: BOA, CS, RBS, WACH
BARCLAYS WILL B&D
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Cls

$AMT-MM

WAL

M/S&P

WINDOW

SPREAD

YIELD

COUPON     DOLLAR
A-1

375.000

0.32

P-1/A-1+        8

IntL+1

2.91645

2.91645

100
A-2

396.000

0.99

Aaa/AAA    10

EDSF+45

3.807

3.77

       99.99317
A-3

412.000

1.90

Aaa/AAA    15

EDSF+75

4.517

4.47

       99.99093
A-4

272.000

2.99

Aaa/AAA     8

IntS+85

4.94

4.88

       99.97267
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SETTLEMENT: 06/26/08
ERISA Eligible
DISTRIBUTION DATES: 18th of each month, beginning July 18, 2008

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you  the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.